EXHIBIT 23(b)



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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Form S-3 of FCNB Corp (the "Company") of our report, dated January 28, 1997, on the consolidated financial statements of the Company for the year ended December 31, 1996, which appears on page 43 of the Company's 1996 Annual Report to Shareholders included in the Company's annual report on form 10-K for the year ended December 31, 1996.



                                             /s/ Keller Bruner & Company, L.L.C.


Frederick, Maryland
April 1, 1997